Exhibit 4.2

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR (REASONABLY ACCEPTABLE TO THE COMPANY) TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

                           MIKOHN GAMING CORPORATION

                                    WARRANT

Warrant No. ___	                Date of Original Issuance: October 22, 2003

  Mikohn Gaming Corporation, a Nevada corporation (the "Company"), hereby certifies that, for value received, _________________________ or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of ______ shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $5.875375 per share (as adjusted from time to time as provided in Section 9, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including October 22, 2008 (the "Expiration Date"), and subject to the following terms and conditions:

     1.	Definitions.  In addition to the terms defined elsewhere in this
Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement dated as of September 25, 2003, to which the Company and the original Holder are parties (the "Purchase Agreement").

     2.	Registration of Warrant.  The Company shall register this
Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent written notice to the contrary.

     3.	Registration of Transfers.  The Company shall register the
transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

     4.	Exercise and Duration of Warrants.  This Warrant shall be
exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

     5.	Delivery of Warrant Shares.

	(a)	Upon delivery of the Exercise Notice and this Warrant to
the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to
Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

	(b)	If by the third Trading Day after a Date of Exercise the
Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

	(c)	If by the third Trading Day after a Date of Exercise the
Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall
(1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any, and other fees and expenses) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by
(B) the closing bid price of the Common Stock at the time of such Buy-In and
(2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

	(d)	The Company's obligations to issue and deliver Warrant
Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

     6.	Charges, Taxes and Expenses.  Issuance and delivery of
certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     7.	Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

     8.	Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     9.	Certain Adjustments.  The Exercise Price and number of Warrant
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

	For purposes of this Section 9, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

	    (a) Adjustment for Change in Capital Stock.

	If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

	The adjustment pursuant to this Section 9(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between such classes of capital stock. After such allocation, the Exercise Price with respect to, and the number of underlying shares of, each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 8. The adjustment pursuant to this Section 8(a) shall be made successively whenever any event listed above shall occur.

	    (b) Adjustment for Rights Issue.

	If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Market Price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

	         E' = E x [(O + ((N x P) / M)) / (O + N)]

where:
	E'	=	the adjusted Exercise Price.

	E	=	the current Exercise Price.

	O	=	the number of shares of Common Stock outstanding on
                        the record date.

	N	=	the number of additional shares of Common Stock
                        issuable pursuant to such rights, options or warrants.

	P	=	the price per share of the additional shares.

	M	=	the Market Price per share of Common Stock on the
                        record date.

	The adjustment pursuant to this Section 9(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

	    (c) Adjustment for Other Distributions.

	If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

	                    E' = E x [(M - F) / M]

where:

	E'	=	the adjusted Exercise Price.

	E	=	the current Exercise Price.

	M	=	the Market Price per share of Common Stock on the
                        record date mentioned below.

	F	=	the fair market value on the record date of the
                        assets, securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors of the Company (the "Board of Directors").

	The adjustment pursuant to this Section 9(c) shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

	This Section 9(c) does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles. Also, this Section 9(c) does not apply to rights, options or warrants referred to in Section 9(b) hereof.

	    (d) Adjustment for Common Stock Issue.

	If the Company issues shares of Common Stock for a consideration per share less than the Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                        E' = E x [(O + (P / M)) / A]

	where:

	E'	=	the adjusted Exercise Price.

	E	=	the then current Exercise Price.

	O	=	the number of shares outstanding immediately prior to
                        the issuance of such additional shares.

	P	=	the aggregate consideration received for the issuance
			of such additional shares.

	M	=	the Market Price per share of Common Stock on the
			date of issuance of such additional shares.

	A	=	the number of shares outstanding immediately after
			the issuance of such additional shares.

	The adjustment pursuant to this Section 9(d) shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

	This subsection (d) does not apply to:

	    (1)	any of the transactions described in subsections (a),  (b)
		and (c) of this Section 9,

	    (2)	the exercise of Warrants, or the conversion or exchange of
		other securities convertible or exchangeable for Common Stock, the issuance of which caused an adjustment to be made under Section 9(e),

	    (3)	Common Stock issued to the Company's employees, directors
		or consultants (or employees, directors or consultants of its Affiliates) under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection
		(d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant, together with the number of shares issuable upon conversion of the securities described in clause (e)(2) below, shall not exceed 10% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of anti-dilution adjustments thereunder),

	    (4)	Common Stock issued to stockholders of any Person which
		merges with the Company, or with a subsidiary of the Company (in proportion to such stockholders' stock holdings of such Person immediately prior to such merger, upon such merger), provided that if such Person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view,

	    (5)	the issuance of shares of Common Stock pursuant to rights,
		options or warrants which were originally issued in a Non-Affiliate Sale (as defined below) together with one or more other securities as part of a unit at a price per unit,

	    (6)	shares of Common Stock issued upon exercise of any option
		granted or warrant issued prior to the date of this Warrant and, with respect to any option granted or warrant issued after the date of this Warrant at an exercise price not less than Market Price per share on the date of such grant or issuance, shares of Common Stock issued upon exercise thereof, or

	    (7)	shares of Common Stock issued in a bona fide public
		offering pursuant to a firm commitment underwriting; provided that the issue price of such shares is at least equal to 80% of the then Market Price per share of Common Stock.

	    (e)	Adjustment for Convertible Securities Issue.

	If the Company issues any securities (i) convertible into Common Stock or (ii) exercisable or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 9) for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such securities less than the Market Price per share of such Common Stock on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

	              E' = E x [(O + (P / M)) / (O + D)]

	where:

	E'	=	the adjusted Exercise Price.

	E	=	the then current Exercise Price.

	O	=	the number of shares outstanding immediately prior to
			the issuance of such securities.

	P	=	the aggregate consideration received for the issuance
			of such securities.

	M	=	the Market Price per share of Common Stock on the
			date of issuance of such securities.

	D	=	the maximum number of shares deliverable upon
			conversion or in exchange for such securities at the initial conversion or exchange rate.

	The adjustment pursuant to this Section 9(e) shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

	If all of the Common Stock deliverable upon conversion, exercise or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

	This subsection (e) does not apply to:

	    (1)	convertible securities issued to stockholders of any Person
		which merges with the Company, or with a subsidiary of the Company (in proportion to such stockholders' stock holdings of such Person immediately prior to such merger), upon such merger, provided that if such Person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view,

	    (2)	securities convertible into, exercisable or exchangeable
		for shares of Common Stock issued to employees, directors or consultants of the Company or its Affiliates under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock, when required by law (but only to the extent the aggregate number of shares of Common Stock to be issued upon the conversion, exercise or exchange of such securities, together with the number of shares issued as described in clause (d)(3) above, shall not exceed 10% of the Common Stock outstanding at the time of adoption of each such plan, exclusive of anti-dilution adjustments thereunder),

	    (3)	any of the transactions described in subsections (a), (b)
		and (c) of this Section 9, or

	    (4)	shares of Common Stock issued in a bona fide public
		offering pursuant to a firm commitment underwriting; provided that the issue price of such shares is at least equal to 80% of the then Market Price per share of Common Stock.

	    (f)	Consideration Received.

	For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 9, the following shall apply:

   (i)	in the case of the issuance of shares of Common Stock for cash, the
	consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

   (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive for all purposes, and described in a Board resolution;

   (iii)in the case of the issuance of securities convertible into or exercisable or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and
	(ii) of this subsection (f)); and

   (iv)	in the case of the issuance of shares of Common Stock pursuant to
	rights, options or warrants which rights, options or warrants were originally issued together with one or more other securities as part of a unit at a price per unit, the consideration shall be deemed to be the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a Board resolution plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clauses (i) and (ii) of this subsection (f)).

	    (g)	Market Price.



	"Market Price" per security at any date of determination shall be the amount per security, equal to:

   (i)	the last sale price of such security on such date or, if no such sale
	takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such security is then listed or admitted to trading, or

   (ii)	if such security is not then listed or admitted to trading on any
	national securities exchange but is quoted on a national quotation system or in the over-the-counter market, the average of the closing bid and asked prices of such security on such date as shown by such quotation system, or

  (iii)	if such security is not then listed or admitted to trading on any
	national securities exchange or quoted on a national quotation system or in the over-the-counter market, the Fair Value (as defined below) per security at such date of determination.

	In Sections 9(d) and (e) hereof, "Fair Value" per security at any date of determination shall be (i) in connection with an issuance and sale by the Company to a party that is not an Affiliate of the Company in an arm's-length transaction (a "Non-Affiliate Sale"), the price per security at which such security is sold and (ii) in connection with any issuance and sale by the Company to an Affiliate of the Company, (A) the last price per security at which such security was issued or sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (B) if clause (A) is not applicable, the fair market value of such security determined in good faith by (1) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a Board resolution, or (2) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case, taking into account all factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm.

	In Sections 9(b) and (c) hereof, the "Fair Value" per security at any date of determination shall be (A) the last price per security at which such security was issued and sold by the Company in a Non-Affiliate Sale within the three-month period preceding such date of determination or (B) if clause (A) is not applicable, the fair market value of such security determined in good faith by (1) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a Board resolution, or (2) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case, taking into account all factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm.

	For purposes of this Section 9(g), "Disinterested Director" means, in connection with any issuance of securities that gives rise to a determination of the Fair Value thereof, each member of the Board of Directors who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

	For purposes of this Section 9(g), "Affiliate" of any specified Person means (A) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (B) any director, officer or employee of such specified Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

	    (h) When De Minimis Adjustment May Be Deferred.

	No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, it being understood that no such rounding shall be made under Section 9(p).

	    (i)	[Reserved]

	    (j)	When No Adjustment Required.

	No adjustment need be made for a transaction referred to in
Section 9(a), (b), (c), (d) or (e) hereof, if Holders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with written notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for
(i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, (ii) a change in the par value or no par value of the Common Stock, or (iii) the adoption of a plan commonly referred to as a "Stockholders' Rights Plan" which provides for the issuance of rights to acquire shares of capital stock upon the occurrence of some event that is not within the control of the rights holders, or the issuance of rights under such plan; provided that the issuance of capital stock pursuant to such rights shall require adjustment to the Exercise Price and number of shares of Common Stock purchasable upon the exercise of each Warrant as set forth in this Agreement. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

	    (k)	Voluntary Reduction.

	The Company from time to time may reduce the Exercise Price by any amount for any period of time, if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Exercise Price be less than the par value of a share of Common Stock. Whenever the Exercise Price is reduced, the Company shall mail to Holders and a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period in which it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Sections 9(a), (b), (c), (d) and (e) hereof.

	    (l)	Notice of Certain Transactions.

	If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Section 9(a), (b), (c), (d) or
(e) hereof and if the Company does not arrange for Holders to participate pursuant to Section 9(j) hereof, (ii) the Company takes any action that would require a supplemental Warrant pursuant to Section 9(m) hereof or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

	    (m)	Reorganization of Company.

	If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such transfer or lease shall have been made, shall enter into a supplemental Warrant so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 9(m). The successor Company shall mail to Holders a written notice describing the supplemental Warrant. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant. If this
Section 9(m) applies, Sections 9(a), (b), (c), (d) and (e) hereof do not apply.

	    (n)	Company Determination Final.

	Any determination that the Company or the Board of Directors must make pursuant to Section 9(a), (b), (c), (d), (e), (f), (g), (h) or (i) hereof is conclusive.

	    (o)	When Issuance or Payment May Be Deferred.

	In any case in which this Section 9 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise based on the Exercise Price prior to such adjustment over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the adjusted Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

	    (p)	Adjustment in Number of Shares.

			Upon each adjustment of the Exercise Price pursuant to this
Section 9 (other than pursuant to Sections 9(a)(iv) and (v) and Section
9(c)), each Warrant outstanding prior to the making of the adjustment in the
Exercise Price shall thereafter evidence the right to receive, upon payment of the adjusted Exercise Price, that number of shares of Common Stock
(calculated to the nearest hundredth) obtained from the following formula:

	                  N' = N x (E / E')

	where:

	N'	=	the adjusted number of Warrant Shares issuable
		        upon exercise of a Warrant by payment of the adjusted
			Exercise Price.

	N	=	the number of Warrant Shares previously issuable upon
			exercise of a Warrant by payment of the Exercise
			Price prior to adjustment.

	E'	=	the adjusted Exercise Price.

	E	=	the Exercise Price prior to adjustment.

	Upon each adjustment of the Exercise Price pursuant to Sections 9(a)(iv) and (v) and Section 9(c), each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive, upon payment of the adjusted Exercise Price, the amount and kind of securities which such Holder would have owned immediately following such dividend, distribution or issuance if such Warrant had been exercised immediately prior to such action.

	    (q)	Form of Warrants.

	Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants issued prior to or after such adjustment may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

	    (r)	Number of Warrant Shares.

	Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

	    (s)	Calculations.  All calculations under this Section 9 shall
be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

	    (t)	Notice of Adjustments.  Upon the occurrence of each
adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of ach such certificate to the Holder and to the Company's Transfer Agent.




     10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

	(a)	Cash Exercise.  The Holder may deliver immediately
available funds; or

	(b)	Cashless Exercise.  The Holder may notify the Company in an
Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                           X = Y [(A-B)/A]

where:

		X = the number of Warrant Shares to be issued to the
                    Holder.

		Y = the number of Warrant Shares with respect to
                    which this Warrant is being exercised.

		A = the average of the closing prices for the five
                    Trading Days immediately prior to (but not including) the Exercise Date.

                B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that, subject to changes in SEC interpretation of Rule 144, the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

     11. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure compliance with any gaming laws. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the restriction set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph or that such Holder has made all required filings and/or received all required approvals from gaming authorities with regard to the ownership of the Warrant Shares. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company as contemplated in
Section 9 of this Warrant.

     12. No Fractional Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to (i) the Market Price per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by (ii) such fraction of a Warrant Share, computed to the nearest whole U.S. cent.

     13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Mikohn Gaming Corporation, 929 Pilot Road, Las Vegas, Nevada 89119, Attn: Chief Financial Officer, Facsimile No.: (702) 896-2461, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

     14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     15. Miscellaneous.
	(a) 	This Warrant shall be binding on and inure to the benefit
of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their respective successors and assigns.

	(b) 	All questions concerning the construction, validity,
enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated ("Proceedings") (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

	(c)	The headings herein are for convenience only, do not
constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

	(d)	In case any one or more of the provisions of this Warrant
shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                           SIGNATURE PAGE FOLLOWS]



IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                           MIKOHN GAMING CORPORATION

                                        By:  /s/  John M. Garner
                                            -------------------------
                                      Name:  John M. Garner
                                      Title: Executive Vice President,
                                             Chief Financial Officer and
                                             Treasurer




                                EXERCISE NOTICE

To Mikohn Gaming Corporation:

    The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, par value $.10 per share, of Mikohn Gaming Corporation ("Common Stock"), pursuant to Warrant No.___, originally issued September ___, 2003 (the "Warrant"), and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

    By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

    The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                           PLEASE INSERT SOCIAL SECURITY OR
                                           TAX IDENTIFICATION NUMBER

                          (Please print name and address)




                            Warrant Shares Exercise Log
                          ------------------------------
         Number of Warrant                               Number of Warrant
         Shares Available        Number of Warrant       Shares Remaining to
Date     to be Exercised         Shares Exercised        be Exercised
----     ----------------        -----------------       -------------------























                               FORM OF ASSIGNMENT


    [To be completed and signed only upon transfer of Warrant]

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Mikohn Gaming Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.
Dated:	_______________, ____


                                      _______________________________________
                                      (Signature must conform in all respects
                                      to name of holder as specified on the
                                      face of the Warrant)


                                      _______________________________________
                                      Address of Transferee


                                      _______________________________________

                                      _______________________________________


In the presence of:


__________________________